UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 4, 2024

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR 97756
(Address of principal executive offices and zip code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPON	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, at the Annual Meeting of Stockholders of Expion360 Inc. (the “Company”), held on September 27, 2024 (the “2024 Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) at a ratio between 1-for-50 and 1-for-100 at any time within one year after stockholder approval is obtained, with the timing of the filing of the Amendment, and the exact reverse stock split ratio, to be determined in the sole discretion of the Company’s Board of Directors (the “Board”).

On September 27, 2024, following the 2024 Annual Meeting, the Board determined to implement the reverse stock split of the Common Stock at a 1-for-100 ratio (the “Reverse Stock Split”) and approved the filing of a Certificate of Amendment (the “Certificate of Amendment”) of the Articles of Incorporation of the Company to effect the Reverse Stock Split.

On October 4, 2024, the Certificate of Amendment to effect the Reverse Stock Split was filed with the Secretary of State of Nevada. The Reverse Stock Split will become effective at 5:00 p.m. Pacific Time on October 8, 2024 (the “Effective Time”). The Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “XPON” and will begin trading on a post-split basis when the market opens on October 9, 2024. At the Effective Time of the Reverse Stock Split, every 100 shares of the Company’s issued and outstanding Common Stock will be combined into one share of Common Stock issued and outstanding, with no change to the par value of $0.001 per share. No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split and instead each holder of Common Stock who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share. In addition, the Reverse Stock Split will effect a reduction in the number of shares issuable pursuant to the Company’s equity awards, warrants and non-plan options outstanding as of the Effective Time of the Reverse Stock Split, and a corresponding increase in the respective exercise prices, conversion prices, reset prices and the like thereunder. The Reverse Stock Split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Common Stock, except for adjustments that may result from the treatment of fractional shares.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 8.01. Other Events.

On October 7, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Articles of Incorporation

99.1	Press Release dated October 7, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: October 7, 2024	By:	/s/ Brian Schaffner
	Name:	Brian Schaffner
	Title:	Chief Executive Officer